As filed with the Securities and Exchange Commission on March 30, 2007                                    Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_____________

MOBIUS MANAGEMENT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3078745 (I.R.S. Employer Identification Number)
120 Old Post Road
Rye, New York 10580
(Address of Principal Executive Offices)
_______________

MOBIUS MANAGEMENT SYSTEMS, INC.
2006 STOCK INCENTIVE PLAN

MOBIUS MANAGEMENT SYSTEMS, INC.
NON-EMPLOYEE DIRECTORS' 1998 STOCK OPTION PLAN
(Full Title of the Plans)
_______________

Mitchell Gross
Chairman of the Board, Chief Executive Officer and President
Mobius Management Systems, Inc.
120 Old Post Road
Rye, New York 10580
(Name and Address of Agent for Service)

(914) 921-7200
(Telephone Number, Including Area Code,
of Agent for Service)

Copies to:
Kenneth P. Kopelman, Esq.
Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
(212) 715-9100

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock (par value $0.0001 per share)	445,670	$7.16	$3,188,769	$97.90
(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low prices reported by the NASDAQ Global Market on March 28, 2007, which is within five (5) business days prior to the date of this Registration Statement.

MOBIUS MANAGEMENT SYSTEMS, INC.
REGISTRATION STATEMENT ON FORM S-8

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement is filed in accordance with the provisions of General Instruction E to Form S-8 for the purpose of registering 445,670 shares of common stock, par value $0.0001 per share, of the Registrant, of which 195,670 shares are reserved for offer and sale under the Mobius Management Systems, Inc. 2006 Stock Incentive Plan and 250,000 shares are reserved for offer and sale under the Mobius Management Systems, Inc. Non-Employee Directors' 1998 Stock Option Plan. The contents of the Registrant's Registration Statement on Form S-8 as filed with the Commission on June 25, 1998 (File No. 333-57695), Registration Statement on Form S-8 as filed with the Commission on February 6, 2004 (File No. 333-112553), and Registration Statement on Form S-8 as filed with the Commission on April 27, 2006 (File No. 333-133606) are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number                       Description

5	Opinion of Kramer Levin Naftalis & Frankel LLP.

10.1
Amendment No. 3 to Mobius Management Systems, Inc. Non-Employee Directors’ 1998 Stock Option Plan (incorporated by reference to Exhibit No. 10.2 to the Registrant’s Form 10-Q for the quarter ended December 31, 2005).

10.2
Amendment No. 4 to Mobius Management Systems, Inc. Non-Employee Directors’ 1998 Stock Option Plan (incorporated by reference to Exhibit No. 10.1 to the Registrant’s Form 10-Q for the quarter ended December 31, 2006).

23.1	Consent of Independent Registered Public Accounting Firm.

23.3	Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5 above).

24	Power of Attorney (contained in Signature Page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on this 30th day of March, 2007.

            MOBIUS MANAGEMENT SYSTEMS, INC.

            By:/s/ Mitchell Gross
            Name: Mitchell Gross
            Title:   Chairman of the Board,
            Chief Executive Officer and President

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Mobius Management Systems, Inc., hereby severally constitute and appoint Mitchell Gross and Raymond F. Kunzmann and each of them singly, our true and lawful attorneys-in-fact and agents, with full power of substitution, for them and in their name, place and stead, in any and all capacities, to sign the Registration Statement and any and all amendments, including post-effective amendments, to the Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in the Registration Statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on March 30, 2007 in the capacities indicated.

Signature	Title(s)

/s/ Mitchell Gross Mitchell Gross	Chairman of the Board, Chief Executive Officer, President and Director

/s/ Raymond F. Kunzmann Raymond F. Kunzmann	Chief Financial Officer and Principal Accounting Officer

/s/ Joseph J. Albracht Joseph J. Albracht	Director

/s/ Mark P. Cattini Mark P. Cattini	Director

/s/ Gary G. Greenfield Gary G. Greenfield	Director

/s/ Patrick W. Gross Patrick W. Gross	Director

/s/ Louis Hernandez, Jr. Louis Hernandez, Jr.	Director

/s/ Kenneth P. Kopelman Kenneth P. Kopelman	Director

/s/ James A. Perakis James A. Perakis	Director

EXHIBIT INDEX

Exhibit Number                          Description

5	Opinion of Kramer Levin Naftalis & Frankel LLP.

10.1
Amendment No. 3 to Mobius Management Systems, Inc. Non-Employee Directors’ 1998 Stock Option Plan (incorporated by reference to Exhibit No. 10.2 to Mobius’s Form 10-Q for the quarter ended December 31, 2005).

10.2
Amendment No. 4 to Mobius Management Systems, Inc. Non-Employee Directors’ 1998 Stock Option Plan (incorporated by reference to Exhibit No. 10.1 to Mobius’s Form 10-Q for the quarter ended December 31, 2006).

23.1	Consent of Independent Registered Public Accounting Firm.

23.3	Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5 above).

24	Power of Attorney (contained in Signature Page hereto).